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                                                                  Exhibit 99.3


                            CKX, INC. (THE "COMPANY")

                             AUDIT COMMITTEE CHARTER

PURPOSE

     The purpose of the Audit Committee (the "Committee") shall be as follows:

     1. To oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, in consultation with the Chief Financial Officer and senior accounting staff of the Company.

     2. To provide assistance to the Board of Directors with respect to its oversight of:

          (a)  The integrity of the Company's financial statements;

          (b) The Company's compliance with legal and regulatory requirements, including an evaluation of the performance and competence of the Company's legal personnel as they relate to the audit function and general maintenance of corporate financial standards;

          (c)  The independent auditor's qualifications and independence;

          (d) The performance of the Company's internal audit function and independent auditors; and

          (e) An evaluation of the performance and competence of the Company's senior financial employees, including the Chief Financial Officer.

     3. To prepare the report that SEC rules require be included in the Company's annual proxy statement.

COMPOSITION

     The Committee shall consist of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be "independent" under the rules of the NASDAQ Stock Market and the Sarbanes-Oxley Act.

QUALIFICATIONS

     All members of the Committee shall be able to read and understand fundamental financial statements (or be able to do so within a reasonable period of time after his or her appointment) and at least one member must be a "financial expert" under the requirements of the Sarbanes-Oxley Act.

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COMPENSATION

     No member of the Committee shall receive compensation other than director's fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive.

APPOINTMENT AND REMOVAL

     The members of the Committee shall be appointed by the Board of Directors and shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Committee may be removed with cause by a majority vote of the Board of Directors, and without cause by a majority vote of the independent directors.

CHAIRMAN

     A Chairman shall be elected by the full Board of Directors and approved by a majority of the independent directors. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

MEETINGS

     The Committee shall meet as frequently as circumstances dictate. As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management and the independent auditors to discuss any matters that the Committee or the auditors believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management periodically to review the Company's financial statements in a manner consistent with that outlined in this Charter. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.

     All independent directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

DUTIES AND RESPONSIBILITIES

     The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter. The Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company's by-laws, and the

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resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

     In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain, without seeking Board approval, outside legal, accounting, or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention.

     The Committee shall be given full access to the Company's internal audit group, Board of Directors, corporate executives, and independent accountants as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors, except as otherwise limited by applicable law.

     Notwithstanding the foregoing, the Committee is not responsible for certifying the Company's financial statements or guaranteeing the auditor's report. The fundamental responsibility for the Company's financial statements and disclosures rests with management and the independent auditors. It also is the job of the CEO and senior management rather than that of the Committee to access and manage the Company's exposure to risk.

DOCUMENTS/REPORTS REVIEW

     1. Discuss with management and the independent auditors prior to public dissemination the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

     2. Discuss with management and the independent auditors prior to the Company's filing of any quarterly or annual report (a) whether any significant deficiencies in the design or operation of internal controls exist that could adversely affect the Company's ability to record, process, summarize, and report financial data; (b) the existence of any material weaknesses in the Company's internal controls; and (c) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

     3. Discuss with management and the independent auditors the Company's earnings press releases (paying particular attention to the use of any "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee's discussion in this regard may be general in nature (I.E., discussion of the types of information to be disclosed and the

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          type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

     4. Discuss with management and the independent auditors the Company's major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.

INDEPENDENT AUDITORS

     5. Retain and terminate independent auditors and have the sole authority to approve all audit engagement fees and terms as well as all non-audit engagements with the independent auditors.

     6. Inform each public accounting firm performing work for the Company that such firm shall report directly to the Committee.

     7. Oversee the work of any public accounting firm employed by the Company, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

     8. Approve in advance any significant audit or non-audit engagement or relationship between the Company and the independent auditors using their best judgment and in compliance with rules regarding "prohibited nonauditing services," as may be specified in the Sarbanes-Oxley Act of 2002 or applicable laws or regulations.

     9. Review, at least annually, the qualifications, performance, and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

          (a) At least annually obtain and review a report by the Company's independent auditor describing (i) the auditing firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) to assess the auditor's independence, all relationships between the independent auditor and the Company;

          (b) Ensure the rotation of the lead audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself;

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          (c)  Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the Company in each of the five previous fiscal years of the Company; and

          (d) Take into account the opinions of management and the Company's internal auditors (or other personnel responsible for the internal audit function).

FINANCIAL REPORTING PROCESS

     10. In consultation with the independent auditors, management, and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding (a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company's management, the ramifications of the use of the alternative disclosures, and treatments, and the treatment preferred by the independent auditor; (c) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles; (d) major issues as to the adequacy of the Company's internal controls and any specific audit steps adopted in light of material control deficiencies; (e) issues with respect to the design and effectiveness of the Company's disclosure controls and procedures, management's evaluation of those controls and procedures, and any issues relating to such controls and procedures during the most recent reporting period; (f) the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the financial statements of the Company; and (g) any other material written communications between the independent auditor and the Company's management.

     11. Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

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     12.  Review with the independent auditor any audit problems or difficulties encountered and management's response thereto. In this regard, the audit committee must regularly review with the independent auditor (a) any audit problems or other difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management and (b) management's responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement, and (iii) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditor to the Company.

     13. Review and discuss with the independent auditor the responsibilities, budget, and staffing of the Company's internal audit function.

LEGAL COMPLIANCE/GENERAL

     14. Review periodically, with the Company's counsel, both internal and external, any legal matter that could have a significant impact on the Company's financial statements.

     15. Discuss with management and the independent auditors the Company's guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     16. Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies should provide that any public accounting firm may not provide audit services to the Company if the CEO, controller, CFO, chief accounting officer, or any person serving in an equivalent position for the Company was employed by the public accounting firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

     17. Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

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REPORTS

     18. Prepare all reports required to be included in the Company's proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

     19. Report regularly to the full Board of Directors. In this regard, the audit committee should review with the full board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function.

     20. The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

     21. Maintain minutes or other records of meetings and activities of the Committee.

LIMITATION OF AUDIT COMMITTEE'S ROLE

     With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company's financial management, including its internal audit staff, as well as the independent auditors have more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company's internal policies and procedures.